                                                                   EXHIBIT 11.01

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS OF DENALI INCORPORATED


                                                                                                    FOR THE PERIOD
                                             THREE MONTHS ENDED               YEAR ENDED           DECEMBER 19, 1994
                                        -----------------------------   -----------------------   (DATE OF INCEPTION)
                                        SEPTEMBER 27,   SEPTEMBER 28,    JUNE 28,     JUNE 29,        TO JULY 1,
                                            1997            1996           1997         1996             1995
                                        -------------   -------------   ----------   ----------   -------------------
PRIMARY
Average shares outstanding............     2,184,910      2,184,910      2,184,910    2,184,910        2,078,491
Net effect of dilutive stock
  options -- based on the treasury
  stock method using average market
  price...............................       102,790             39         12,627           --               --
                                         -----------     ----------     ----------   ----------       ----------
         Total........................     2,287,700      2,184,949      2,197,537    2,184,910        2,078,491
                                         ===========     ==========     ==========   ==========       ==========
Net income (loss).....................   $(1,965,000)    $  293,000     $  317,000   $ (834,400)      $  (43,000)
Preferred stock dividends.............       (30,000)       (30,000)      (120,000)    (120,000)         (60,000)
                                         -----------     ----------     ----------   ----------       ----------
Net income (loss) available for common
  shareholders........................   $(1,995,000)    $  263,000     $  197,000   $ (954,000)      $ (103,000)
                                         ===========     ==========     ==========   ==========       ==========
Per share amount......................   $     (0.87)    $     0.12     $     0.09   $    (0.44)      $    (0.05)
                                         ===========     ==========     ==========   ==========       ==========



                                                                                                    FOR THE PERIOD
                                             THREE MONTHS ENDED               YEAR ENDED           DECEMBER 19, 1994
                                        -----------------------------   -----------------------   (DATE OF INCEPTION)
                                        SEPTEMBER 27,   SEPTEMBER 28,    JUNE 28,     JUNE 29,        TO JULY 1,
                                            1997            1996           1997         1996             1995
                                        -------------   -------------   ----------   ----------   -------------------
FULLY DILUTED
Average shares outstanding............     2,184,910      2,184,910      2,184,910    2,184,910        2,078,491
Net effect of dilutive stock
  options -- based on the treasury
  stock method using ending market
  price...............................       102,790             39         12,627           --               --
                                         -----------     ----------     ----------   ----------       ----------
         Total........................     2,287,700      2,184,949      2,197,537    2,184,910        2,078,491
                                         ===========     ==========     ==========   ==========       ==========
Net income (loss).....................   $(1,965,000)    $  293,000     $  317,000   $ (834,000)      $  (43,000)
Preferred stock dividends.............       (30,000)       (30,000)      (120,000)    (120,000)         (60,000)
                                         -----------     ----------     ----------   ----------       ----------
Net income (loss) available for common
  shareholders........................   $(1,995,000)    $  263,000     $  197,000   $ (954,000)      $ (103,000)
                                         ===========     ==========     ==========   ==========       ==========
Per share amount......................   $     (0.87)    $     0.12     $     0.09   $    (0.44)      $    (0.05)
                                         ===========     ==========     ==========   ==========       ==========